                                                                     EXHIBIT 1.1






                              GRAY TELEVISION, INC.

                             (a Georgia corporation)


                        30,000,000 Shares of Common Stock



                             Dated October 16, 2002

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
SECTION 1.          Representations and Warranties.

         (a)  Representations and Warranties by the Company.......................................................3
                  (1)      Compliance with Registration Requirements..............................................3
                  (2)      Incorporated Documents.................................................................4
                  (3)      Independent Accountants................................................................4
                  (4)      Financial Statements...................................................................4
                  (5)      No Material Adverse Change in Business.................................................5
                  (6)      Good Standing of the Company...........................................................5
                  (7)      Good Standing of Subsidiaries..........................................................5
                  (8)      Capitalization.........................................................................6
                  (9)      Authorization Agreement................................................................6
                  (10)     Authorization..........................................................................6
                  (11)     Absence of Defaults and Conflicts......................................................6
                  (12)     Absence of Labor Dispute...............................................................7
                  (13)     Absence of Proceedings.................................................................7
                  (14)     Accuracy of Exhibits...................................................................7
                  (15)     Absence of Further Requirements........................................................8
                  (16)     Possession of Intellectual Property....................................................8
                  (17)     Possession of Licenses and Permits.....................................................8
                  (18)     Title to Property......................................................................8
                  (19)     Investment Company Act.................................................................9
                  (20)     Environmental Laws.....................................................................9
                  (21)     Disclosure of Relationships............................................................9
                  (22)     Salable Assets of the Company.........................................................10
                  (23)     Distribution of Offering Materials....................................................10
                  (24)     Material Loss.........................................................................10
                  (25)     Affiliation Agreements................................................................10
                  (26)     ERISA.................................................................................10
                  (27)     Insurance.............................................................................12
                  (28)     Payment of Taxes......................................................................12
                  (29)     Holding Company.......................................................................12
                  (30)     Price Stabilization...................................................................12
                  (31)     Business in Cuba......................................................................13
         (b)  Officers' Certificates.............................................................................13

SECTION 2.          Sale and Delivery to Underwriters; Closing...................................................13

         (a)  Initial Securities.................................................................................13
         (b)  Option Securities..................................................................................13
         (c)  Payment............................................................................................14
         (d)  Denominations; Registration........................................................................14

SECTION 3.          Covenants of the Company.....................................................................14

         (a)  Compliance with Securities Regulations and Commission Requests.....................................14
         (b)  Filing of Amendments...............................................................................15
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                                       i

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
         (c)  Delivery of Registration Statements................................................................15
         (d)  Delivery of Prospectuses...........................................................................15
         (e)  Continued Compliance with Securities Laws..........................................................15
         (f)  Blue Sky Qualifications............................................................................16
         (g)  Earnings Statement.................................................................................16
         (h)  Use of Proceeds....................................................................................16
         (i)  Listing............................................................................................16
         (j)  Restriction on Sale of Securities..................................................................16
         (k)  Reporting Requirements.............................................................................17

SECTION 4.          Payment of Expenses..........................................................................17

         (a)  Expenses...........................................................................................17
         (b)  Termination of Agreement...........................................................................17

SECTION 5.          Conditions of Underwriters' Obligations......................................................17

         (a)  Effectiveness of Registration Statement............................................................18
         (b)  Opinion of Counsel for Company.....................................................................18
         (c)  Opinion of Counsel for Underwriters................................................................18
         (d)  Officers' Certificate..............................................................................18
         (e)  Accountant's Comfort Letter........................................................................19
         (f)  Bring-down Comfort Letter..........................................................................19
         (g)  Approval of Listing................................................................................19
         (h)  Conditions to Purchase of Option Securities........................................................19
         (i)  Lock-up Agreements.................................................................................19
         (j)  Additional Documents...............................................................................20
         (k)  Termination of Agreement...........................................................................20

SECTION 6.          Indemnification..............................................................................20

         (a)  Indemnification of Underwriters....................................................................20
         (b)  Indemnification of Company, Directors and Officers.................................................21
         (c)  Actions against Parties; Notification..............................................................22
         (d)  Settlement without Consent if Failure to Reimburse.................................................22

SECTION 7.          Contribution.................................................................................22


SECTION 8.          Representations, Warranties and Agreements to Survive Delivery...............................24


SECTION 9.          Termination..................................................................................24

         (a)  Termination; General...............................................................................24
         (b)  Liabilities........................................................................................24

SECTION 10.         Default by One or More of the Underwriters...................................................24


SECTION 11.         Notices......................................................................................25


SECTION 12.         Parties......................................................................................25


SECTION 13.         GOVERNING LAW AND TIME.......................................................................26
SECTION 14.         Effect of Headings...........................................................................26
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                                       ii

                              GRAY TELEVISION, INC.
                             (a Georgia corporation)

                        30,000,000 Shares of Common Stock
                            (no par value per share)



                             UNDERWRITING AGREEMENT
                                                                October 16, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
DEUTSCHE BANK SECURITIES INC.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

         Gray Television, Inc., a Georgia corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Deutsche Bank Securities Inc. ("Deutsche Bank") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Deutsche Bank acting as representatives (in such capacity, the "Representative(s)"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 4,500,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 30,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 4,500,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative(s) deem(s) advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-88694) and pre-effective amendment no. 1 thereto for the registration of up to $600,000,000 of its common stock, preferred stock and debt securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462 (b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the forms first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of this Agreement.

         The Company and Stations Holding Company, Inc. ("Stations"), a Delaware corporation and parent company of Benedek Broadcasting Corporation ("Benedek"), have entered into an Agreement and Plan of Merger, dated as of June 4, 2002 (the "Merger Agreement"), pursuant to which the Company will acquire Stations by merging Gray MidAmerica Television, Inc., a newly formed wholly-owned subsidiary of the Company, into Stations for consideration of approximately $502.5 million in cash (the "Pending Merger"). A substantial portion of the cash consideration paid to Stations by the Company will be used to satisfy, in full, certain outstanding indebtedness of Stations. Prior to completion of the Pending Merger, Benedek is expected to have sold a total of nine television stations to other parties. Stations and its subsidiaries that are being acquired by the Company are hereinafter collectively referred to as the "Acquired Companies". The net proceeds to the Company from the issuance of the Securities will be used primarily to finance the Pending Merger. The foregoing transactions, together with the offering of the Securities and other transactions contemplated by this Agreement, are collectively referred to herein as the "Transactions". With respect to the representations, warranties and agreements made by the Company in this Agreement concerning any or all of the Acquired Companies, such representations, warranties and agreements shall be limited to the knowledge, after independent investigation, of the Company.

         SECTION 1.   Representations and Warranties.


         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch and Deutsche Bank expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein in all material respects. The selected financial data and the summary financial information included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                  (7) Good Standing of Subsidiaries. Each subsidiary of the Company (each, a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

                  As of the date of this Agreement, the Company has no direct or indirect Subsidiaries other than those Subsidiaries listed on Schedule 2 hereto. WEAU-TV, Inc., WVLT-TV, Inc., WRDW-TV, Inc., WITN-TV, Inc., Gray Kentucky Television, Inc.,

         Gray Communications of Texas, Inc., Gray Communications of Texas - Sherman, Inc., KOLN-KGIN, Inc., Gray Florida Holdings, Inc., Gray Television Management, Inc., Gray MidAmerica Holdings, Inc., Gray Digital, Inc., KWTX-KBTX LP Corp., KXII L.P. Corp., KXII L.P., KWTX - KBTX L.P. and Lynqx Communications, Inc. ("Lynqx") are collectively referred to herein as the "Broadcast Subsidiaries". For purposes of this Section 2 only, "Subsidiaries" and "Broadcast Subsidiaries" shall hereinafter mean to include the Acquired Companies, in each case, for representations, warranties and agreements of the Company made after giving effect to the acquisition of the Acquired Companies.

                  (8) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (10) Authorization and Description of the Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (11) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation (including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), the Telecommunications Act of 1996 (the "Telecommunications Act"), the Cable Television Consumer Protection Act of 1992 (the "1992 Cable Act") and the rules and regulations of the Federal Communications Commission (the "FCC")), judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations except for such conflicts, breaches of default, Repayment Events, liens, charges, encumbrances or violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (12) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (13) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus or this Agreement, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, should not reasonably be expected to result in a Material Adverse Effect.

                  (14) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (15) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (including, without limitation, the FCC), is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or this Agreement, except such as have been already made, obtained or rendered, as applicable.

                  (16) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except to the extent that the failure of the Company to own, possess or acquire such Intellectual Property would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (17) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except to the extent that the failure of the Company to possess such Governmental Licenses would not result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (18) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except

(A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of all real property owned by the Company and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease except to the extent that such claims would not result in a Material Adverse Effect.

                  (19) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (20) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) neither the Company nor any of its subsidiaries fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (21) Disclosure of Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that relates to the Transactions and that would be required by the Securities Act to be described in a prospectus relating to the Securities, that is not set forth in either (x) the Prospectus or (y) the Company's filings with the SEC pursuant to the Exchange Act.

                  (22) Salable Assets of the Company. The fair salable value of the assets of the Company and its Subsidiaries exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; the assets of the Company and its Subsidiaries do not constitute unreasonably small capital to carry out the Company's business as conducted or as proposed to be conducted; the Company does not intend to, and does not believe that it will, incur debts beyond its respective ability to pay such debts as they mature; upon the issuance of the Securities, the fair salable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; and upon the issuance of the Securities, the assets of the Company and the Subsidiaries will not constitute unreasonably small capital to carry out its business as now conducted or as proposed to be conducted.

                  (23) Distribution of Offering Materials. The Company has not distributed and, prior to the later of (i) the Closing Date and
         (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Prospectus, including any amendment thereto or any supplement thereto.

                  (24) Material Loss. Except as would not result in a Material Adverse Effect, subsequent to the date as of which information shall be given in the Prospectus, neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there shall not have been any change, or any development involving a prospective change, in the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, except in each case as shall be described in or contemplated by the Prospectus.

                  (25) Affiliation Agreements. Except as shall be set forth in the Prospectus and except as would not result in a Material Adverse Effect, the affiliation agreement between each of the Broadcast Subsidiaries, on the one hand, and NBC, CBS, ABC and/or UPN, as the case may be, on the other hand, has been duly authorized, executed and delivered by each of the Broadcast Subsidiaries and are the valid and legally binding obligations of the respective parties thereto; the description of the affiliation agreements in the Prospectus fairly summarizes in all material respects such agreements.

                  (26)     ERISA:

                  (i)      Definitions:

                  "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

                  "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means each trade or business (whether or not incorporated) that would be treated together with the Company as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

                  "ERISA Event" means (i) the occurrence of a "reportable event" described in Section 4043 of ERISA (other than an event with respect to which the 30 day notice requirement has been waived), or (ii) the provision or filing of a notice of intent to terminate a Plan (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the PBGC, or (iv) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (v) the receipt of notice by the Company or any ERISA Affiliate that any Multiemployer Plan to which it is or has been obligated to contribute may be terminated, partitioned or reorganized or that any Multiple Employer Plan may be terminated, or (vi) the occurrence of any transaction or event which might reasonably be expected to constitute grounds for the imposition of liability under ERISA.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means an employee benefit plan described in Section 4063 of ERISA.

                  "Plan" means an employee benefit plan (within the meaning of Section 3(3) of ERISA) other than a Multiemployer Plan, sponsored or maintained by the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates could be subject to any liability under Title IV or Section 302 of ERISA or
         Section 412 of the Code.

                  "Underfunding" means, with respect to any Plan subject to Title IV of ERISA, the excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

                  (ii) No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or ERISA Event has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect; the Company, its ERISA Affiliates and each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its ERISA Affiliates have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination, or withdrawal from, any Plan or Multiemployer Plan for which the Company or any of the Subsidiaries would have any liability; and each Plan that is intended to be qualified under
             Section 401(a) of the Code has filed for or received a favorable determination letter from the Internal Revenue Service and has not been amended in any way that could reasonably be expected to cause the loss of such qualification. No Underfunding exists with respect to any Plan.

                  (iii) None of the Company or any of its ERISA Affiliates contributes to or has any obligation to contribute to any Multiemployer Plans and Multiple Employer Plans.

                  (27) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (28) Payment of Taxes. The Company and each of the Subsidiaries have filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves.

                  (29) Holding Company. Neither the Company nor any of the Subsidiaries is a "holding company" or a "subsidiary company" of a holding company or its "affiliate" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (30) Price Stabilization. Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; nor has the Company or any Affiliate of the Company paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement). As used in this Agreement, "Affiliate" means, with respect to any specified person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  (31) Business in Cuba. Neither the Company nor any of the Subsidiaries conducts business with the government of Cuba or any person or Affiliate located in Cuba. In the event the Company or any of the Subsidiaries commences engaging in business with the government of Cuba or with any person or Affiliate located in Cuba, the Company will provide the Florida Department of Banking and Finance notice of such business in a form acceptable to such Department.

         (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 4,125,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative(s) to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative(s), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Cravath, Swaine & Moore, or at such other place as shall be agreed upon by Merrill Lynch and Deutsche Bank and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Securities, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above-mentioned offices of Cravath, Swaine & Moore, or at such other place as shall be agreed upon by the Representatives and the Company, on the relevant Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative(s) may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative(s) in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representative(s) immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest time.

         (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object, except as otherwise required by any applicable rule, law or regulation.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and Deutsche Bank and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the hereof.

         (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, not to exceed $750,000.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the

Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

         (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received favorable opinions, dated as of the Closing Date, of (i) Troutman Sanders LLP, Georgia counsel for the Company, to the effect set forth in Exhibit B-1 hereto, which shall be accompanied by an opinion, dated the Closing Date, of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C., special Louisiana counsel for Lynqx, upon which Troutman Sanders LLP shall rely in rendering its opinion as to Lynqx and as to matters of Louisiana law, (ii) Proskauer Rose LLP, special counsel for the Company, to the effect set forth in Exhibit B-2 hereto, and (iii) Robert A. Beizer, Esq., Vice President - Law and Development of the Company, to the effect set forth in Exhibit B-3 hereto, and, in each case, otherwise in form and substance satisfactory to the Underwriters.

         (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Cravath, Swaine & Moore, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative(s). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP and PricewaterhouseCoopers LLP, each with respect to the Company and the Subsidiaries, and McGladrey & Pullen, LLP, with respect to Stations and its subsidiaries, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP and PricewaterhouseCoopers LLP, each with respect to the Company and the Subsidiaries, and McGladrey & Pullen, LLP, with respect to Stations and its subsidiaries, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (h) Lock-up Agreements. On the date of this Agreement, the Representatives shall have received, in form and substance satisfactory to them, each lock-up agreement signed by the persons listed on Schedule C hereto.

         (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (2) The favorable opinions of (i) Troutman Sanders LLP, Georgia counsel for the Company, (ii) Proskauer Rose LLP, special counsel for the Company and (iii) Robert A.

         Beizer, Esq., Vice President - Law and Development of the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (3) The favorable opinion of Cravath, Swaine & Moore, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (4) A letter from Ernst & Young LLP and PricewaterhouseCoopers LLP, each with respect to the Company and the Subsidiaries, and McGladrey & Pullen, LLP, with respect to Stations and its subsidiaries, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

                  (5) Since the date hereof, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to any of the Company's securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance any of the Company's securities.

         (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and Deutsche Bank), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch and Deutsche Bank expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch and Deutsche Bank expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Deutsche Bank, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, provided, however, that the Company shall only be liable for contribution pursuant to this Section 7 on claims for which the Company would otherwise have been required to provide indemnification pursuant to Section 6(a) hereof, notwithstanding the fact that such indemnification is for any reason unavailable or insufficient.

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Securities as set forth on such cover.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

         SECTION 9. Termination.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement or amendment pursuant to Section 3(e) of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative(s) or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention of John Chachas; and notices to the Company shall be directed to it at Gray Television, Inc., 4370 Peachtree Road, NE, Atlanta, Georgia 30319, attention of James Ryan, Chief Financial Officer.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.



                                       Very truly yours,

                                       GRAY TELEVISION, INC.



                                       By: /s/ James C. Ryan
                                          --------------------------------------
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By: /s/ John G Chachas
   -----------------------------------
           Authorized Signatory



DEUTSCHE BANK SECURITIES INC.



By: /s/ Dan Graves
   -----------------------------------
           Authorized Signatory



By: /s/ Elizabeth A Chang
   ------------------------------------
           Authorized Signatory

         For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                    Number of
                Name of Underwriter                            Initial Securities
                -------------------                            ------------------
Deutsche Bank Securities Inc..............................         9,089,000
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated.............................         9,089,000
Bear, Stearns & Co. Inc...................................         4,917,000
Allen & Company LLC.......................................         2,980,000
Wachovia Securities, Inc..................................         2,980,000
SunTrust Capital Markets, Inc.............................           745,000
Gambelli & Company, Inc...................................           100,000
The Shemano Group.........................................           100,000
                                                                  ----------
Total.....................................................        30,000,000
                                                                  ==========


                                    Annex I-1

                                   SCHEDULE B

                              GRAY TELEVISION, INC.
                        30,000,000 Shares of Common Stock
                            (No Par Value Per Share)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $8.25.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $7.755, being an amount equal to the initial public offering price set forth above less $0.495 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                   Annex I-2

                                   SCHEDULE C

J. Mack Robinson
Hilton H. Howell, Jr.
Robert S. Prather, Jr.
James C. Ryan
Robert A. Beizer
Thomas J. Stultz
Wayne M. Martin
Rich D. Adams
Frank J. Jonas
William E. Mayher, III
Richard L. Boger
Ray M. Deaver
Howell W. Newton
Hugh Norton
Harriett J. Robinson
Vance F. Luke
Jackson S. Cowart, IV
Martha E. Gilbert
Bull Run Corporation


                                   Annex I-3

                                                                     EXHIBIT B-1

                        [TROUTMAN SANDERS LLP LETTERHEAD]



                                October 17, 2002


Deutsche Bank Securities Inc.
Merrill Lynch & Co.
Bear, Stearns & Co. Inc.
Allen & Company LLC
SunTrust Robinson Humphrey

c/o Merrill Lynch & Co.
World Financial Center
North Tower
New York, NY 10281-1201


         Re: Underwriting Agreement (the "Underwriting Agreement"), for up to 30,000,000 shares of Common Stock of Gray Television, Inc. (the "Company"), dated as of October 17, 2002, by and among the Company and Deutsche Bank Securities Inc., Merrill Lynch & Co., Bear, Stearns & Co. Inc., Wachovia Securities, Inc., Allen & Company LLC and SunTrust Robinson Humphrey (collectively, the "Underwriters").


Ladies and Gentlemen:

         We have served as counsel to the Company, and those certain subsidiaries of the Company that are Georgia corporations and listed on Exhibit A attached hereto (the "Georgia Subsidiaries") and those certain subsidiaries of the Company that are Delaware corporations and listed on Exhibit B attached hereto (the "Delaware Subsidiaries") solely in connection with the execution and delivery of the Underwriting Agreement. We note that Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C. ("Sher Garner") has acted as special Louisiana counsel to Gulf Link Communications, Inc. ("Gulf Link", and together with the Georgia Subsidiaries and the Delaware Subsidiaries, the "Gray Subsidiaries") in connection with the execution and delivery of the Underwriting Agreement. As a consequence, in rendering the opinions set forth below as to Gulf Link and as to matters of Louisiana law, we have relied solely upon the opinion letter delivered to us by Sher Garner of even date herewith, a copy of which is attached as Exhibit C to this opinion. This opinion letter is delivered pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have meanings assigned to such terms in the Underwriting Agreement.


                                   Annex I-4

         In rendering the opinions set forth below, we have reviewed the Underwriting Agreement and we also have examined certain books and records of the Company, the Georgia Subsidiaries and the Delaware Subsidiaries and have made such other investigations as we have deemed necessary to enable us to render such opinions. In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies. We have also assumed that the execution and delivery of, and the performance of all obligations under, the Underwriting Agreement have been duly authorized by all requisite action by each party thereto other than the Company, and that such documents have been duly executed and delivered by, and are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

         As to certain questions of fact material to this opinion, we have relied solely upon the representations and warranties as to factual matters contained in the Underwriting Agreement (and all other agreements, certificates, and other documents contemplated thereby) and certificates and statements of officers of the Company, Gulf Link, the Georgia Subsidiaries, the Delaware Subsidiaries and certain public officials where we believe it is reasonable to so rely including, without limitation, the certificates provided to us by agencies in the states of Kentucky, South Carolina, Tennessee, North Carolina, Florida, Alabama, Wisconsin, Indiana, Nebraska, Oklahoma and Texas, upon which the statements set forth in item (5) below are based. We have assumed and relied upon the accuracy and completeness of such certificates and statements with respect to the factual matters set forth therein, and nothing has come to our attention leading us to question the accuracy of the matters set forth therein. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been disclosed by independent verification.

         Whenever an opinion with respect to the existence or absence of facts is qualified by the phrases "to our knowledge" or "known to us," it is intended to indicate that during the course of our representation in connection with the transactions contemplated by the Underwriting Agreement, no information has come to the attention of the attorneys working directly on such transaction which would give us actual knowledge that such opinions or other matters are not accurate. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

         Based upon and subject to the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein and below, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia.

         (2) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

         (3) To the best of our knowledge and based solely upon certificates delivered to us by the Company and the Company's transfer agent, the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the caption


                                   Annex I-5

"Capitalization" (except for subsequent issuances thereof, if any, contemplated under the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

         (4) Each of the Georgia Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, each of the Delaware Subsidiaries has been duly incorporated or organized (as applicable) and is validly existing as a corporation or limited partnership (as applicable) in good standing under the laws of the state of Delaware, and Gulf Link has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana.

         (5) Each Gray Subsidiary has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and certain Gray Subsidiaries are duly qualified to do business as foreign corporations and are in good standing under the laws of the states set forth opposite their names on Exhibit D, attached hereto. To the best of our knowledge and based solely upon certificates delivered to us by the Company and the Company's transfer agent, except as otherwise described in the Prospectus, all of the issued and outstanding capital stock of each Gray Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any Gray Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Gray Subsidiary.

         (6) To the best of our knowledge and based solely upon certificates delivered to us by the Company, neither the Company nor any of the Gray Subsidiaries is in violation of its charter or by-laws.

         (7) The Underwritten Securities being sold pursuant to the Underwriting Agreement conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the same form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

         (8) The information in the Prospectus under the "Description of Capital Stock" or any caption purporting to describe any such securities and in the Annual Report on Form 10-K under "Business - Legal Proceedings" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of the Company's charter or bylaws, or summaries of legal matters or proceedings with regard to which we have served as primary counsel, has been reviewed by us and, to our knowledge, is fairly presented and summarized in all material respects.

         (9) The descriptions of contracts and other documents under the headings "Merger Agreement and Related Agreements," "Risk Factors," "Selected Station Market Information Regarding Gray and Stations" and "Description of Certain Indebtedness" in the Prospectus fairly present and summarize, in all material respects, the matters referred to therein.

         (10) The Underwriting Agreement has been duly authorized and executed by the Company.


                                   Annex I-6

         (11) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. The Underwritten Securities, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration therefor specified in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any security holder of the Company. No holder of the Underwritten Securities is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Underwritten Securities is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the New York Stock Exchange.

         (12) To our knowledge, except as set forth in the Prospectus, there are no holders of securities of the Company who, by reason of the execution by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Securities Act securities held by them.

         (13) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

         (14) The execution, delivery and performance of the Underwriting Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of the Gray Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, to which the Company or any Gray Subsidiary or their respective properties or assets is a party or may be subject or by which any of them may be bound, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Gray Subsidiary or any applicable law, statute, rule or regulation known to us (other than the securities or Blue Sky laws of the various states of the United States of America, on which we express no opinion) or any judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Gray Subsidiary or any of their assets, properties or operations.

         The opinions set forth herein are limited to the laws of the States of Georgia and Louisiana; the federal laws of the United States of America; the Delaware General Corporation Law; and the Delaware Revised Limited Partnership Act, to the extent the same may apply to or govern such transactions, excluding all federal or state securities laws and antitrust laws, as to


                                   Annex I-7
which we express no opinion. We express no opinion as to the laws of any other jurisdiction. In addition, we express no opinion herein with respect to the applicability or effect of any laws, statutes, ordinances or regulations of any county, town, municipality or other political subdivision of any state.

         This opinion letter is limited to the matters expressly opined on herein, and no such opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect the opinions set forth herein. This opinion letter is being furnished to you solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.



                                     Very truly yours,




                                     TROUTMAN SANDERS LLP



cc:  Gray Television, Inc.




                                   Annex I-8

                                    EXHIBIT A

                              Georgia Subsidiaries



THE ALBANY HERALD PUBLISHING COMPANY, INC.

POST-CITIZEN MEDIA, INC.

GRAY REAL ESTATE AND DEVELOPMENT COMPANY

GRAY KENTUCKY TELEVISION, INC.

WRDW-TV, INC.

GRAY TRANSPORTATION COMPANY, INC.

WVLT-TV, INC.

WITN-TV, INC.

GRAY FLORIDA HOLDINGS, INC.

WEAU-TV, INC. f/k/a WALB-TV, INC.

GRAY COMMUNICATIONS OF INDIANA, INC.

GRAY COMMUNICATIONS OF TEXAS, INC.

GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC.



                                   Annex I-9

                                    EXHIBIT B

                              Delaware Subsidiaries

GRAY MIDAMERICA HOLDINGS, INC.
f/k/a BUSSE BROADCASTING CORPORATION

KOLN/KGIN, INC.

GRAY TELEVISION MANAGEMENT, INC.

KOLN/KGIN LICENSE, INC.

WVLT LICENSEE CORP.

WJHG LICENSEE CORP.

WKYT LICENSEE CORP.

WRDW LICENSEE CORP.

WYMT LICENSEE CORP.

PORTA-PHONE PAGING LICENSEE CORP.

WCTV LICENSEE CORP.

WITN LICENSEE CORP.

WEAU LICENSEE CORP. f/k/a WALB LICENSEE CORP.

KWTX-KBTX LICENSEE CORP.

KWTX-KBTX LP CORP.

KXII LICENSEE CORP.

KXII LP CORP.

GRAY DIGITAL, INC.

GRAY PUBLISHING, INC.

KOLO LICENSEE CORP.

GRAY MIDAMERICA TELEVISION, INC.


                                   Annex I-10

                                    EXHIBIT C

                             Opinion of Sher Garner

                            [SHER GARNER LETTERHEAD]



                                October 17, 2002

Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216

         Re: Gulf Link Communications, Inc., a Louisiana corporation (the "Louisiana Subsidiary")

 Gentlemen:

         We have acted as special Louisiana counsel to the Louisiana Subsidiary (f/k/a Lynqx Communications, Inc.) in connection with that certain Underwriting Agreement (the "Agreement"), for 30,000,000 Shares of Common Stock (no par value per share) of Gray Television, Inc., a Georgia corporation (the "Company"), dated as of October 17, 2002, by and among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporate and Deutsche Bank Securities Inc., as representatives of the underwriters named on Schedule A thereto (collectively, the "Underwriters"). Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. This opinion is delivered pursuant to Section 5(b) of the Agreement.

         We do not represent the Louisiana Subsidiary on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. Therefore, nothing contained herein should be construed as an opinion regarding the Louisiana Subsidiary or its operations satisfying or otherwise complying with any local laws or ordinances or laws or ordinances of general application pertaining to the particular business and operations of the Louisiana Subsidiary.

         In arriving at the opinions expressed below, we have examined:

         (a) (i) unexecuted copies of each of (1) the Agreement, (2) the Registration Statement (excluding any documents incorporated therein by reference) and (3) the Prospectus (excluding any documents incorporated therein by reference) (collectively, such items are from time to time referred to herein as the "Transaction Documents"); and

         (b) (i) a copy of the Articles of Incorporation of the Louisiana Subsidiary, certified by an officer of the Louisiana Subsidiary (the "Articles of Incorporation"); (ii) a copy of the Bylaws of the Louisiana Subsidiary, certified by an officer of the Louisiana Subsidiary (the "Bylaws");


                                   Annex I-11

(iii) a Certificate of Good Standing for the Louisiana Subsidiary from the Louisiana Secretary of State dated October 11, 2002; and (iv) a Certificate of the Louisiana Subsidiary's Secretary with respect to the Louisiana Subsidiary's stock dated October 17, 2002 (the "Secretary's Certificate"; collectively, items
(i) through (iii) are the "Corporate Documents").

         In arriving at the opinions expressed below, we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, we have assumed, with your permission and without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies, (d) that all documents, instruments, and agreements referred to herein have been or will be duly authorized, executed, and delivered by all parties to such documents, instruments, and agreements in the form submitted to us with all blanks completed and all exhibits attached thereto, (e) the accuracy of all statements of fact set forth in the Transaction Documents, (f) the accuracy and completeness of the Corporate Documents, and (g) the description of the Louisiana Subsidiary and its properties, operations, and activities contained in the Registration Statement and the Prospectus is accurate and complete. We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.

         Based upon the foregoing and subject to the foregoing exceptions, we are of the opinion that:

         1. The Louisiana Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana.

         2. The Louisiana Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         3. Based solely on the representations in the Secretary's Certificate and, with your permission, without any independent investigation or inquiry whatsoever, (i) except as otherwise described in the Prospectus, all of the issued and outstanding capital stock of the Louisiana Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable, and (ii) none of the outstanding shares of capital stock of the Louisiana Subsidiary was issued in violation of preemptive or other similar rights of any security holder of the Louisiana Subsidiary.

         4. To our actual knowledge and, with your permission, without any independent investigation or inquiry whatsoever, the execution, delivery and performance of the Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the Prospectus and the consummation of the transactions contemplated in the Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder (collectively, the "Company Transaction") do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien,

                                   Annex I-12
charge or encumbrance upon any assets, properties or operations of the Louisiana Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us and identified as material to us in the Louisiana Subsidiary's Officer's Certificate delivered to us, to which the Louisiana Subsidiary or its properties or assets is a party or may be subject or by which the Louisiana Subsidiary may be bound, nor will such action result in any violation of any applicable law, statute, rule or regulation known to us (other than the securities or Blue Sky laws of the various states of the United States of America, on which we express no opinion) or any judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Louisiana Subsidiary or any of its assets, properties or operations.

         5. The consummation of the Company Transaction will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Louisiana Subsidiary.

                  The opinions set forth above are subject to the following qualifications and exceptions:

                  a. With your permission, we have undertaken no investigation or verification of any factual matters related to this opinion. Further, the words "our actual knowledge" and similar language as used in this opinion are intended to be limited to the actual knowledge of the attorneys within our firm who have been directly and substantively involved in representing the Louisiana Subsidiary in connection with the Agreement and the transactions contemplated thereby.

                  b. Please refer to our opinion letter addressed to you dated September 10, 2002 (the "Prior Opinion"). Our diligence for this opinion consists of the identical diligence obtained and reviewed in connection with the Prior Opinion.

                  c. This opinion is rendered solely as to matters of Louisiana law, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. We are not opining as to any securities laws, blue-sky laws, or laws of the United States of America. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the transactions or documents referred to herein, we express no opinion with respect to any such laws or their effect on any of the transactions or documents.

                  d. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date of this opinion. We undertake no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinions expressed herein. This opinion expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

                  e. We express no opinion with respect to the enforceability against the Louisiana Subsidiary of the Agreement.


                                   Annex I-13

                  This opinion has been rendered in connection with the Agreement and the transactions contemplated thereby. The opinions rendered herein are solely for your benefit and are being furnished to you solely in connection with such transactions. Accordingly, without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or otherwise referred to or circulated in connection with any transaction, other than those contemplated hereby. We consent to you relying on this opinion to render your opinion to the Underwriters in connection with the Agreement and the transactions contemplated thereby.

                                  Sincerely,


                                  Sher Garner Cahill Richter Klein McAlister
                                  & Hilbert, L.L.C.


                                   Annex I-14

                                    EXHIBIT D



GRAY KENTUCKY TELEVISION, INC ..............................        Kentucky

WRDW-TV, INC ...............................................        South Carolina

GRAY TRANSPORTATION COMPANY, INC ...........................        Florida

WVLT-TV, INC ...............................................        Tennessee

WITN-TV, INC ...............................................        North Carolina

GRAY FLORIDA HOLDINGS, INC .................................        Florida and Alabama

WEAU-TV, INC. f/k/a WALB-TV, INC ...........................        Wisconsin

GRAY COMMUNICATIONS OF INDIANA, INC ........................        Indiana

GRAY COMMUNICATIONS OF TEXAS, INC ..........................        Texas

GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC ..................        Texas

KWTX-KBTX L.P. .............................................        Texas

KXII L.P. ..................................................        Texas and Oklahoma

GRAY MIDAMERICA HOLDINGS, INC.
f/k/a BUSSE BROADCASTING CORPORATION .......................        Nebraska

KOLN/KGIN, INC .............................................        Nebraska


                                   Annex I-15

                                                                     Exhibit B-2

                     FORM OF OPINION OF PROSKAUER ROSE LLP,
                         SPECIAL COUNSEL TO THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                October 16, 2002

Deutsche Bank Securities, Inc.
Merrill Lynch & Co.
Bear, Stearns & Co. Inc.
Wachovia Securities, Inc.
Allen & Company LLC
SunTrust Robinson Humphrey

Ladies and Gentlemen:

We have acted as special counsel to Gray Television, Inc., a Georgia corporation (the "Company"), in connection with the Company's issuance and sale pursuant to the Underwriting Agreement, dated as of October 16, 2002 (the "Underwriting Agreement"), between the Company, and Deutsche Bank Securities Inc., Merrill Lynch & Co., Bear, Stearns & Co. Inc., Wachovia Securities, Inc., Allen & Company LLC and SunTrust Robinson Humphrey (collectively, the "Underwriters") of up to 34,500,000 shares of Common Stock, no par value, of the Company to the Underwriters. This opinion is being delivered to you pursuant to Section 5(b) of the Underwriting Agreement. Unless otherwise defined herein, capitalized terms defined in the Underwriting Agreement and used herein shall have the meanings ascribed to them in the Underwriting Agreement.

In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Registration Statement on Form S-3 (Registration No. 333-88694), as amended by Amendment No. 1 thereto filed with the SEC on July 15, 2002 (in the form declared effective on July 19, 2002, the "Registration Statement"), the related prospectus, dated September 5, 2002 (the "Prospectus"), and the prospectus supplement, dated October 16, 2002, relating to the offering of the Shares (the "Prospectus Supplement"); and (ii) the Underwriting Agreement dated October 16, 2002 between the Company and the Underwriters, (the "Underwriting Agreement").

In giving this opinion, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined. As to questions of fact relevant to this opinion, with your permission and without any independent verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party to the Underwriting Agreement and written statements of certain public officials and certificates of officers of the Company. We also have assumed, with your


                                   Annex I-16
permission and without any independent verification, compliance by each party (other than the Company) to the Underwriting Agreement with its agreements therein, that the Underwriting Agreement has been duly authorized, executed and delivered by the parties thereto, and that the Underwriting Agreement constitutes the legal, valid and binding obligation of each party to it and is enforceable against each party to it in accordance with its terms.

Whenever in this opinion any statement is made "to our knowledge" or any statement refers to matters "known to us," it means that none of the attorneys in our firm who has been actively involved in acting as counsel to the Company in connection with the transactions provided for in the Underwriting Agreement presently has actual knowledge and conscious awareness of any fact that would render the statement inaccurate.

Based upon the foregoing, and subject to the qualifications below, it is our opinion that:

         (i) The Registration Statement has become effective under the Securities Act and the Prospectus (including the Prospectus Supplement) was filed pursuant to Rule 424(b) under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the SEC;

         (ii) The Registration Statement, the Prospectus and the Prospectus Supplement, as of their dates (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical (including, without limitation, any data relating to television station rankings) and accounting data included therein or omitted therefrom, as to which no opinion is expressed), comply as to form in all material respects with the Securities Act and the rules and regulations thereunder;

         (iii) Other than as set forth in the Prospectus or the Prospectus Supplement, to our knowledge, there are no legal or governmental actions, suits, proceedings, inquiries, or investigations pending or threatened to which the Company or any of its subsidiaries is or may be a party or to which any assets, properties, or operations of the Company or its subsidiaries is or may be the subject which, if determined adversely, could individually or in the aggregate be expected to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Company and its subsidiaries considered as one enterprise or the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder;

         (iv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required (except that we express no opinion on to any federal laws administered by the FCC, including, without limitation, the Communications Act, the Telecommunications Act or any order, rule or regulation of the FCC);

         (v) To our knowledge, no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign (other than as have


                                   Annex I-17
                  been obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations or otherwise or as may be required under the securities or Blue Sky laws of the various states of the United States of America as to which we express no opinion) is required for the valid authorization, issuance, sale and delivery of the Underwritten Securities, or the performance by the Company of its obligations under the Underwriting Agreement;

         (vi) The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act");

         (vii) Assuming the application of the proceeds of the Underwritten Securities as set forth in the Prospectus Supplement, neither the consummation of the transactions contemplated by the Underwriting Agreement, nor the sale, issuance, execution or delivery of the Underwriting Agreement, will violate Regulation T, U or X of the Federal Reserve Board; and

         (viii) The statements in the Prospectus Supplement under the heading "Summary of Certain United States Tax Considerations," insofar as such statements relate to statements of law or regulations or draw legal conclusions, have been reviewed by us and fairly summarize the matters described under such heading.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors for the Company, and representatives of the Underwriters, at which conferences the contents of the Prospectus, the Prospectus Supplement and related matters were discussed, and, although we are not general counsel to the Company or its subsidiaries and have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus or the Prospectus Supplement (except to the extent specified in clause (vi) hereof), no facts have come to our attention which lead us to believe that the Prospectus or the Prospectus Supplement, as of their respective dates and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we are not expressing any opinion with respect to the financial statements, including the notes thereto, and supporting schedules and other financial, statistical (including, without limitation, any data relating to television station rankings) and accounting data included in or omitted from the Prospectus or the Prospectus Supplement).

This opinion is limited in all respects to the federal law of the United States and the law of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.


                                   Annex I-18

This opinion is addressed to you and is solely for your benefit, and only in connection with the transactions contemplated by the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or furnished to, circulated, quoted or relied upon by any other person, firm or corporation or other entities for any purpose without our prior written consent.

Very truly yours,


                                   Annex I-19

                                                                     Exhibit B-3

                        FORM OF OPINION OF ROBERT BEIZER
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

[Gray Television, Inc. Letterhead]

Robert A. Beizer
VP - Law & Development

Deutsche Bank Securities INC.
MERRILL LYNCH & CO.
Bear, Stearns & Co. Inc.
Wachovia Securities, INC.
Allen & Company LLC
SunTrust Robinson Humphrey
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

I am Vice President - Law and Development of Gray Television, Inc., a Georgia corporation (the "Company"), and have represented the Company in connection with the Company's issuance and sale of 34,500,000 shares of the Company's common stock, no par value per share (the "Underwritten Securities") to an underwriting syndicate managed by Deutsche Bank Securities Inc. and Merrill Lynch & Co., and including Bear, Stearns & Co. Inc., Wachovia Securities, Inc., Allen & Company LLC and SunTrust Robinson Humphrey (collectively, the "Underwriters") pursuant to an Underwriting Agreement dated as of October 16, 2002 (the "Underwriting Agreement") among the Company and the Underwriters. This opinion is being delivered pursuant to Section 5(b) of the Underwriting Agreement. All capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement.

Based upon and subject to the foregoing and the comments and qualifications set forth below, I am of the opinion that:

         (i) The execution and delivery by each of the Company, the Licensees (as defined below) and its subsidiaries set forth on Schedule 1 hereto (the "Broadcast Subsidiaries") and the performance by each of the Company and the Broadcast Subsidiaries of its obligations under the Underwriting Agreement did not or will not


                                   Annex I-20
result in a violation of the Communications Act, the Telecommunications Act or any order, rule or regulation of the FCC, and do not and will not cause any forfeiture or impairment by or before the FCC of any FCC license, permit or authorization of any of the Broadcast Subsidiaries;

         (ii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise described in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary;

         (iii) To the best of my knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (iv) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (v) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Act, the Telecommunications Act or the rules and regulations of the FCC for the execution and delivery, and performance by the Company of its obligations under the Underwriting Agreement and the execution and delivery by the Company of the Underwritten Securities;

         (vi) Other than the Broadcast Subsidiaries listed on Schedule 1 of this opinion, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

         (vii) WEAU Licensee Corp., KOLN/KGIN License, Inc., WJHG Licensee Corp., WCTV Licensee Corp., WVLT Licensee Corp., WRDW Licensee Corp., WITN Licensee Corp., WKYT Licensee Corp., WYMT Licensee Corp., KWTX-KBTX Licensee Corp., KXII Licensee Corp. and Porta-Phone Paging Licensee Corp. (collectively, the "Licensees") are the holders of the FCC Licenses listed Schedule 3 of this opinion, all of which are validly issued by the FCC and in full force and effect with no material restrictions or qualifications other than as described


                                   Annex I-21
in the Prospectus, and such FCC Licenses constitute all of the FCC Licenses necessary for the Company and the Licensees to own their properties and to conduct their businesses as proposed to be owned and conducted in the manner and to the full extent now operated or proposed to be operated as described in the Prospectus;

         (viii) To the best of my knowledge, the business and operations of the Company and the Licensees comply in all material respects with the Communications Act, the Telecommunications Act, the 1992 Cable Act and all published orders, rules and regulations of the FCC;

         (ix) I do not know of (A) any proceedings threatened, pending or contemplated before the FCC against or involving the properties, businesses or FCC Licenses of the Company and the Licensees, or (B) any communications laws or regulations of the United States applicable to such properties, businesses or FCC Licenses, which in either case could have a Material Adverse Effect;

         (x) To the best of my knowledge, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any of the FCC Licenses, assuming the filing of timely license renewal applications and the timely payment of all applicable filing and regulatory fees to the FCC, or which might result in any other material impairment of the rights of the Company or the Licensees in the FCC Licenses; The statements in the "Risk Factors" section of the Prospectus under the captions "We operate in a highly competitive environment and competition from other media entities may cause our advertising sales to decrease or our costs to increase," "The phased introduction of digital television will increase our capital and operating costs and may expose us to increased competition," "Certain regulatory agencies and the bankruptcy court must approve the merger and could delay or refuse to approve the merger," "Federal regulation of the broadcasting industry limits our operating flexibility," "The FCC's duopoly restrictions limit our ability to own and operate multiple television stations in the same market and our ability to own and operate a television station and newspaper in the same market" and "Our paging operations are subject to federal regulation" and the statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as amended, incorporated by reference into the Prospectus, under the captions "Competition--Television Industry," "Competition--Paging Industry" and "Federal Regulation of the Company's Business" (together, the "Regulatory Sections"), insofar as such statements constitute summaries of legal or regulatory matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal or regulatory matters, documents and proceedings and fairly summarize the matters referred to therein; and

         (xi) Each of the agreements set forth on Schedule 2 to this opinion described in the Prospectus and documents incorporated by reference therein conform in all material respects to the description thereof contained in the Prospectus and documents incorporated by reference therein, and, to my knowledge, do not differ in any material respect from the descriptions thereof contained in the Prospectus.

I have participated in the preparation of the text included in the Regulatory Sections in the Prospectus and the Registration Statement and have met with officers and other representatives of the Company and the Broadcast Subsidiaries and representatives of counsel to the Company,


                                   Annex I-22
the Underwriters and counsel to the Underwriters, and, although I have not independently verified and am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement (except to the extent specified in clauses (x) and (xi) above), no facts have come to my attention which lead me to believe that the text contained in the Regulatory Sections of the Prospectus and the Registration Statement, as of their respective dates and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that I am not expressing an opinion with respect to the financial statements and the other financial and statistical data included in or omitted from the Prospectus and the Registration Statement).

This opinion is limited in all respects to the federal law of the United States. In addition, I have reviewed the applicable provisions of the Delaware General Corporation Law, the Georgia Business Corporation Code and the Louisiana Business Corporation Law with respect to the opinions expressed in paragraphs
(i), (ii), (iii), (iv) and (vi) above. I express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

This opinion is addressed to you and is solely for your benefit, and only in connection with the transactions contemplated by the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or furnished to, circulated, quoted or relied upon by any other person, firm or corporation for any purpose without my prior written consent.

Very truly yours,


                                   Annex I-23

                                                                  Schedule 1 to
                                                              Robert A. Beizer's
                                                                        Opinion


                             Georgia Subsidiaries

THE ALBANY HERALD PUBLISHING COMPANY, INC.

POST-CITIZEN MEDIA, INC.

GRAY REAL ESTATE AND DEVELOPMENT COMPANY

GRAY KENTUCKY TELEVISION, INC.

WRDW-TV, INC.

GRAY TRANSPORTATION COMPANY, INC.

WVLT-TV, INC.

WITN-TV, INC.

GRAY FLORIDA HOLDINGS, INC.

WEAU-TV, INC. f/k/a/ WALB-TV, INC.

GRAY COMMUNICATIONS OF INDIANA, INC.

GRAY COMMUNICATIONS OF TEXAS, INC.

GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC.


                                  Annex I-24

                                                                   Schedule 2 to
                                                      Robert A. Beizer's Opinion

                               Reviewed Agreements

- Merger Agreement among the Company, Stations and Gray MidAmerica Television, Inc.

- Each of the Lock Up Agreements entered into by the Company and Stations, on the one hand, with each of certain stockholders and creditors of Stations, on the other hand, as follows:

                Richard Benedek
                Stephen D. Benedek
                Chelsey Capital Profit Sharing Plan
                Noraland Finances LTD.-BVI
                K. James Yager

- Preferred Stock Purchase Agreement between the Company and certain investors relating to the Series C Convertible Preferred Stock of the Company.

-        Ancillary agreements related to the above Preferred Stock Purchase
         Agreement.

- Affiliation agreements between each of the Broadcast Subsidiaries, on the one hand, and CBS or NBC, as the case may be, on the other hand. The Broadcast Subsidiaries are as follows:

         WEAU-TV, Inc., WVLT-TV, Inc., WRDW-TV, Inc., WITN-TV, Inc., Gray Kentucky Television, Inc., Gray Communications of Texas, Inc., Gray Communications of Texas - Sherman, Inc., KOLN-KGIN, Inc., Gray Florida Holdings, Inc., Gray Television Management, Inc., Gray MidAmerica Holdings, Inc., Gray Digital, Inc., KWTX-KBTX LP Corp., KXII L.P. Corp., KXII L.P., KWTX - KBTX L.P. and Lynqx Communications, Inc.

- Warrant Agreement between the Company and Bull Run Corporation for the purchase of up to 100,000 shares of the Company's class B common stock.

-        Ancillary agreements related to the above Warrant Agreement.

-        Other agreements subject to continuing due diligence review.


                                   Annex I-25